Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 3, 2014, on our audits of the consolidated financial statements of SB Financial Group, Inc., which appears in SB Financial Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the references to our firm under the caption “Experts”.

/s/ BKD, LLP

BKD, LLP

Cincinnati, Ohio

September 22, 2014